EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karauctionservices.com                     tobin.richer@karauctionservices.com

KAR Auction Services, Inc. Reports Second Quarter 2017 Financial Results
Board Announces Quarterly Dividend of $0.32 per Common Share

Carmel, IN, August 8, 2017 — KAR Auction Services, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2017. For the second quarter of 2017, the company reported revenue of $858.0 million as compared with revenue of $788.5 million for the second quarter of 2016, an increase of 9%. Net income for the second quarter of 2017 decreased 7% to $57.2 million, or $0.41 per diluted share, as compared with net income of $61.8 million, or $0.44 per diluted share, in the second quarter of 2016. Net income for the three months ended June 30, 2017 was negatively impacted by $17.3 million, net of tax ($0.13 per diluted share, net of tax) resulting from the company's refinancing activities. Adjusted EBITDA for the quarter ended June 30, 2017 increased 13% to $223.5 million, as compared with Adjusted EBITDA of $197.1 million for the quarter ended June 30, 2016. Operating adjusted net income per diluted share increased 18% to $0.65 for the quarter ended June 30, 2017, as compared with operating adjusted net income per diluted share of $0.55 for the quarter ended June 30, 2016.

For the six months ended June 30, 2017, the company reported revenue of $1,724.6 million as compared with revenue of $1,546.8 million for the six months ended June 30, 2016, an increase of 11%. Net income for the six months ended June 30, 2017 increased 3% to $126.4 million, or $0.91 per diluted share, as compared with net income of $122.5 million, or $0.88 per diluted share, in the first six months of 2016. Adjusted EBITDA for the six months ended June 30, 2017 increased 12% to $434.1 million, as compared with Adjusted EBITDA of $386.6 million for the six months ended June 30, 2016. Operating adjusted net income per diluted share increased 15% to $1.28 for the six months ended June 30, 2017, as compared with operating adjusted net income per diluted share of $1.11 for the six months ended June 30, 2016.

“KAR continues to execute well on the fundamentals of our business,” said Jim Hallett, chairman and CEO of KAR. “Our second quarter results reflect the level of performance we expect, our ability to generate cash, and the strength of our diversified business model.”

Dividend Announcement
The company announced a cash dividend today of $0.32 per share on the company’s common stock. The dividend is payable on October 3, 2017, to stockholders of record as of the close of business on September 20, 2017.

2017 Outlook

KAR Auction Services has updated its previous outlook for the extinguishment of debt associated with the May 2017 debt refinancing as well as a decrease in cash taxes and expects Net Income Per Share, Operating Adjusted Net Income Per Share and Adjusted EBITDA above the midpoint of the annual guidance provided below.

(in millions, except per share amounts)	Previous Guidance	Current Guidance

Net income	$235.7 - $249.7	$218.4 - $232.4
Income taxes	$138.4 - $146.6	$128.2 - $136.4
Interest expense, net of interest income	$170	$170
Depreciation and amortization	$278	$278
EBITDA	$822.1 - $844.3	$794.6 - $816.8
Addbacks	$2.9 - $5.7	$30.4 - $33.2
Adjusted EBITDA	$825 - $850	$825 - $850
Capital expenditures	$145	$145
Cash taxes	$165	$145
Cash interest on corporate debt	$120	$120
Free cash flow	$395 - $420	$415 - $440
Effective tax rate	37%	37%
Net income per share	$1.70 - $1.80	$1.57 - $1.67
Operating adjusted net income per share	$2.15 - $2.25	$2.15 - $2.25
Weighted average diluted shares	139	139

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings or dispositions of assets or investments), significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Wednesday, August 9, 2017 at 11:00 a.m. EDT (10:00 a.m. CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 58756174 while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ second quarter 2017 results is available at the investor relations section of www.karauctionservices.com under the quarterly results page.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 58756174. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used-vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of approximately 5.1 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in 110 countries. Headquartered in Carmel, Ind., KAR has approximately 17,400 employees across the United States, Canada, Mexico and the United Kingdom. www.karauctionservices.com

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Operating revenues
ADESA Auction Services	$489.2	$450.8	$987.2	$865.6
IAA Salvage Services	298.7	264.8	596.1	534.4
AFC	70.1	72.9	141.3	146.8
Total operating revenues	858.0	788.5	1,724.6	1,546.8

Operating expenses
Cost of services (exclusive of depreciation and amortization)	481.7	447.6	982.9	879.6
Selling, general and administrative	154.6	146.9	312.0	288.0
Depreciation and amortization	64.5	59.0	129.0	115.4
Total operating expenses	700.8	653.5	1,423.9	1,283.0

Operating profit	157.2	135.0	300.7	263.8

Interest expense	40.1	35.8	80.4	64.5
Other income, net	(1.5)	(0.3)	(1.6)	(1.6)
Loss on extinguishment of debt	27.5	—	27.5	4.0

Income before income taxes	91.1	99.5	194.4	196.9

Income taxes	33.9	37.7	68.0	74.4

Net income	$57.2	$61.8	$126.4	$122.5

Net income per share
Basic	$0.42	$0.45	$0.92	$0.89
Diluted	$0.41	$0.44	$0.91	$0.88

Dividends declared per common share	$0.32	$0.29	$0.64	$0.58

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2017	December 31, 2016
Cash and cash equivalents	$530.4	$201.8
Restricted cash	18.3	17.9
Trade receivables, net of allowances	711.0	682.9
Finance receivables, net of allowances	1,724.0	1,780.2
Other current assets	152.4	158.4
Total current assets	3,136.1	2,841.2

Goodwill	2,095.5	2,057.0
Customer relationships, net of accumulated amortization	417.1	461.0
Intangible and other assets	366.7	355.9
Property and equipment, net of accumulated depreciation	841.3	842.5
Total assets	$6,856.7	$6,557.6

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,020.3	$949.5
Obligations collateralized by finance receivables	1,224.9	1,280.3
Current maturities of debt	17.7	105.2
Total current liabilities	2,262.9	2,335.0

Long-term debt	2,675.2	2,365.1
Other non-current liabilities	456.8	460.2
Stockholders’ equity	1,461.8	1,397.3
Total liabilities and stockholders’ equity	$6,856.7	$6,557.6

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities
Net income	$126.4	$122.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	129.0	115.4
Provision for credit losses	24.0	13.8
Deferred income taxes	6.8	(7.2)
Amortization of debt issuance costs	5.1	4.2
Stock-based compensation	11.0	9.8
Gain on disposal of fixed assets	(0.5)	—
Loss on extinguishment of debt	27.5	4.0
Other non-cash, net	4.9	3.5
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(24.3)	(207.3)
Accounts payable and accrued expenses	64.0	106.0
Net cash provided by operating activities	373.9	164.7
Investing activities
Net decrease (increase) in finance receivables held for investment	36.4	(103.5)
Acquisition of businesses (net of cash acquired)	(47.0)	(353.3)
Purchases of property, equipment and computer software	(75.4)	(75.5)
Advance to equity method investee	(5.0)	—
Proceeds from the sale of property and equipment	0.3	—
(Increase) decrease in restricted cash	(0.4)	1.2
Net cash used by investing activities	(91.1)	(531.1)
Financing activities
Net increase in book overdrafts	16.7	36.9
Net decrease in borrowings from lines of credit	(80.5)	(140.0)
Net (decrease) increase in obligations collateralized by finance receivables	(62.0)	34.8
Proceeds from long-term debt	2,717.0	1,336.5
Payments for debt issuance costs/amendments	(21.8)	(19.5)
Payments on long-term debt	(2,422.6)	(646.4)
Payments on capital leases	(14.9)	(11.7)
Payments of contingent consideration and deferred acquisition costs	(7.0)	(3.6)
Initial net investment for interest rate caps	(0.7)	—
Issuance of common stock under stock plans	6.9	11.6
Tax withholding payments for vested RSUs	(5.7)	(1.0)
Dividends paid to stockholders	(87.6)	(77.0)
Net cash provided by financing activities	37.8	520.6
Effect of exchange rate changes on cash	8.0	5.5
Net increase in cash and cash equivalents	328.6	159.7
Cash and cash equivalents at beginning of period	201.8	155.0
Cash and cash equivalents at end of period	$530.4	$314.7
Cash paid for interest	$69.3	$58.0
Cash paid for taxes, net of refunds	$54.4	$68.4

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Free cash flow is defined as Adjusted EBITDA less cash interest expense on corporate debt (Credit Facility), capital expenditures and cash taxes related to the calendar year. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA, Adjusted EBITDA and free cash flow to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, free cash flow, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions), (unaudited)	2017	2016	2017	2016

Net income	$57.2	$61.8	$126.4	$122.5
Add back:
Income taxes	33.9	37.7	68.0	74.4
Interest expense, net of interest income	39.9	35.7	80.1	64.4
Depreciation and amortization	64.5	59.0	129.0	115.4
EBITDA	195.5	194.2	403.5	376.7
Non-cash stock-based compensation	5.4	4.9	11.4	10.4
Loss on extinguishment of debt	27.5	—	27.5	4.0
Acquisition related costs	1.5	3.3	3.6	5.9
Securitization interest	(8.2)	(6.7)	(16.3)	(13.1)
Minority interest	1.0	1.0	2.7	1.6
Other	0.8	0.4	1.7	1.1
Total addbacks	28.0	2.9	30.6	9.9
Adjusted EBITDA	$223.5	$197.1	$434.1	$386.6

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts), (unaudited)	2017	2016	2017	2016

Net income	$57.2	$61.8	$126.4	$122.5
Acquired amortization expense (1)	25.7	24.6	50.9	46.6
Loss on extinguishment of debt (2)	27.5	—	27.5	4.0
Income taxes (3)	(19.8)	(9.2)	(27.4)	(19.0)
Operating adjusted net income	$90.6	$77.2	$177.4	$154.1

Net income per share – diluted	$0.41	$0.44	$0.91	$0.88
Acquired amortization expense	0.19	0.18	0.37	0.34
Loss on extinguishment of debt	0.20	—	0.20	0.03
Income taxes	(0.15)	(0.07)	(0.20)	(0.14)
Operating adjusted net income per share – diluted	$0.65	$0.55	$1.28	$1.11

Weighted average diluted shares	138.4	139.3	138.4	139.1

(1)
Acquired amortization expense was $25.7 million ($16.1 million net of tax) and $24.6 million ($15.3 million net of tax) for the three months ended June 30, 2017 and 2016, respectively. For the six months ended June 30, 2017 and 2016, acquired amortization expense was $50.9 million ($33.1 million net of tax) and $46.6 million ($29.0 million net of tax), respectively.

(2)
We incurred a loss on the extinguishment of debt totaling $27.5 million ($17.3 million net of tax) for the three months ended June 30, 2017. For the six months ended June 30, 2017 and 2016, we incurred a loss on the extinguishment of debt totaling $27.5 million ($17.9 million net of tax) and $4.0 million ($2.5 million net of tax, respectively.

(3)	The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.

The following table reconciles EBITDA, Adjusted EBITDA and free cash flow to net income for the 2017 guidance presented:

	2017 Outlook
(in millions), (unaudited)	Low	High

Net income	$218.4	$232.4
Add back:
Income taxes	128.2	136.4
Interest expense, net of interest income	170.0	170.0
Depreciation and amortization	278.0	278.0
EBITDA	794.6	816.8
Total addbacks	30.4	33.2
Adjusted EBITDA	$825.0	$850.0
Cash interest expense on corporate debt	(120.0)	(120.0)
Capital expenditures	(145.0)	(145.0)
Cash taxes related to calendar year	(145.0)	(145.0)
Free cash flow	$415.0	$440.0

The following table reconciles operating adjusted net income and operating adjusted net income per share to net income and net income per share for the 2017 guidance presented:

	2017 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income	$218.4	$232.4
Acquired amortization expense	101.1	101.1
Loss on extinguishment of debt	27.5	27.5
Income taxes	(47.6)	(47.6)
Operating adjusted net income	$299.4	$313.4

Net income per share – diluted	$1.57	$1.67
Acquired amortization expense	0.72	0.72
Loss on extinguishment of debt	0.20	0.20
Income taxes	(0.34)	(0.34)
Operating adjusted net income per share – diluted	$2.15	$2.25

Weighted average diluted shares	139	139